                                AMENDMENT NO. 1
                                      TO
                           ADMINISTRATION AGREEMENT

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    This Amendment No. 1 is made as of the 1st day of April 1998, between PIMCO
Advisors L.P. ("PALP"), a Delaware limited partnership, and Pacific Investment Management Company ("PIMCO"), a Delaware general partnership.

                              W I T N E S S E T H

    WHEREAS, PALP is the administrator for PIMCO Funds: Multi-Manager Series ("PFMMS"), a Massachusetts business trust; and

    WHEREAS, PIMCO is the administrator for PIMCO Funds: Pacific Investment Management Series ("PIMS"), a Massachusetts business trust; and

    WHEREAS, PALP and PIMCO have entered into an Administration Agreement dated January 14, 1997 (the "January Agreement") relating to PFMMS and the retail shares of PIMS; AND

    WHEREAS, PALP and PIMCO have entered into a Supplemental Agreement dated as of June 18, 1997 (the "June Agreement") related to the January Agreement (the January Agreement and the June Agreement are collectively referred to as the "Administration Agreement"); and

    WHEREAS, PALP and PIMCO desire to further amend the Administration
Agreement;

    NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

    1. Share Classes. The fifth "WHEREAS" clause of the January Agreement
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       shall be revised to read in its entirety as follows:

         "WHEREAS, each fund of PFMMS and PIMS may offer six classes of shares: Institutional Class, Administrative Class, Class A, Class B, Class C and Class D of which Class A, Class B, Class C and Class D shares are referred to herein as "Retail Class" shares."

    2. Appointment. Section 1 of the January Agreement shall be revised to read
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       in its entirety as follows:

         "Appointment. PALP hereby appoints PIMCO as the Administrator to
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         provide the administrative and other services set forth in Section 2 with respect to the PFMMS Funds and for the Retail Shares of PIMS for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period

Amendment No. 1 to
Administration Agreement
Page 2


         to render the services herein set forth for the compensation provided in Section 5.

         "In the event that: (i) PIMS establishes and designates any additional series, any such series shall become a Fund hereunder and (ii) MMS establishes and designates any additional series, any such series shall become a Fund hereunder unless either party hereto shall elect not to have such series treated as a Fund hereunder and the party so electing shall notify the other party in writing within five (5) days of the date of the meeting at which the MMS' Trustees shall authorize the establishment and designation of such series.

    3. Effectiveness. The revised Section 1 of the January Agreement set forth
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       above shall be effective as of the date hereof and shall apply to any
       PIMS series established and designated since January 14, 1997.

    4. Continuation. Except as set forth above, the Administration Agreement
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       shall remain in full force and effect in accordance with its terms.

    5. Counterparts. This Amendment may be executed in one or more
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       counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                   PIMCO ADVISORS L.P.


                                By:    /s/ William D. Cvengros
                                       ----------------------------------

                                Name:  William D. Cvengros
                                       ----------------------------------

                                Title: Chief Executive Officer
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                                   PACIFIC INVESTMENT MANAGEMENT COMPANY


                                By:    /s/ Wes Burns
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                                Name:  Wes Burns
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                                Title: Executive Vice President
                                       ----------------------------------